Exhibit (11)(b)


                           STROOCK & STROOCK & LAVAN
                                7 Hanover Square
                            New York, New York 10004



We hereby consent to the use of our legal opinion regarding the legality of the issuance of Registrant's shares and other matters filed as Exhibit (1) of Post-Effective Amendment No. 6 to the Registrant's Registraton Statement on Form N-1A filed on February 16, 1996, which opinion is incorporated by reference as an exhibit to this Registration Statement on Form N-14. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 as amended, or the rule and regulations of the Securities and Exchange Commission hereunder.


Very truly yours,



/s/ Stroock & Stroock & Lavan


STROOCK & STROOCK & LAVAN